Exhibit 10.7

[TRANSLATION]

SUBCONCESSION CONTRACT FOR OPERATING CASINO GAMES OF CHANCE OR GAMES OF OTHER FORMS IN THE MACAU SPECIAL ADMINISTRATIVE REGION

Between

Party A:	Galaxy Casino Company Limited, henceforth simply referred as the “Concessionaire”, with its headquarters at Avenida da Praia Grande, n.º 409, Edif. “China Law”, 25°, Macau, and its registration number in the Company and Moveable Assets Registration Bureau 15066, duly represented by its Directors Mr. Fan Siu Pang, married, holder of the Hong Kong Identity Card no. B452583(9), issued on 30/05/1990, living at Flat C, 1/F, Sunrise Court, 95 Blue Pool Road, Hong Kong, and Mr. Lui Che Woo, married, holder of the Hong Kong Identity Card no. A481605(9), issued on 26/06/1990, living at 29/F, Ka Wah Centre, 191 Java Road, Hong Kong, with powers to bind the company.

And Party B:	Venetian Macau, S.A., henceforth simply referred as the “Subconcessionaire”, with its headquarters at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, Apt. 25 – 2°, in Macau, and its registration number in the Company and Moveable Assets Registration Bureau 15702 (SO), duly represented in this contract by its Director Mr. David Friedman, married, holder of U.S. Passport no. 153577147, issued on 30/11/1995, living at Las Vegas Boulevard South, Las Vegas, Nevada 89109, United States of America, with powers to bind the company;

Considering that:

•

It was granted by Macau SAR to the Concessionaire a concession to operate casino games of chance or games of other forms, through an administrative concession contract to operate casino games of chance or games of other forms in Macau SAR on June 26th 2002, which was amended on December 19th 2002;

•	Galaxy Casino, S.A. was authorized to sign this subconcession contract, under the provisions of Clause seventy five, number one of the concession contract;

Based on the above statements and upon consultation of the Parties, it is agreed to conclude this Subconcession Contract. This Subconcession Contract includes the following provisions:

CHAPTER 1

SUBJECT MATTER, TYPE AND TERM OF THE SUBCONCESSION

Article 1 Subject Matter of the Subconcession

1.

The subject matter of the subconcession granted under this Subconcession Contract shall be the operation of casino games of chance or games of other forms in the Macau SAR of the People’s Republic of China (the “PRC”).

2.

The Subconcession is based on the Concession granted to the Concessionaire for the operation of casino games of chance or games of other forms and is granted, as far as the Concession is concerned, for a part of it; the Concessionaire is exempted of its liabilities as far as the Subconcessionaire’s obligations regards, and in the terms referred to in this contract.

3.	The Subconcession does not include the following gaming activities:

(1)	mutual bets;

(2)	gaming activities provided to the public, except under article 3, paragraph 7 of Law 16/2001;

(3)	interactive gaming; and

(4)	games of chance or any other gaming, betting or gambling activities on ships or planes, except under article 5, paragraph 3, subparagraph 1) and paragraph 4, of Law 16/2001.

Article 2 Purposes of the Subconcession

The Subconcessionaire shall have the following obligations:

1.	ensure the proper operation and conduct of casino games of chance or games of other forms in casino;

2.

regarding the management and conduct of casino games of chance or games of other forms, to employ only people that have appropriate qualifications to do their jobs and to assume relevant responsibilities;

3.	operate and conduct casino games of chance or games of other forms in a fair and honest manner without the influence of criminal activities; and

4.	safeguard and ensure the Macau SAR’s interests in tax revenue from the operation of casinos and other gaming areas of the Concessionaire.

Article 3 Governing Law and Court of Competent Jurisdiction

1.	This Subconcession Contract shall be exclusively governed by the laws of the Macau SAR.

2.

The Concessionaire and the Subconcessionaire recognize and accept the exclusive jurisdiction of the court of the Macau SAR in case of any potential dispute or conflict of interests between themselves or with the Executive of the Macau SAR or any third parties and therefore waive their right to file lawsuit in any court outside the Macau SAR.

Article 4 Compliance with Laws of the Macau SAR

The Concessionaire and the Subconcessionaire must comply with applicable laws of the Macau SAR and waive their right to apply regulations of a place other than the Macau SAR which exempt themselves from performing obligations or acts that must be performed by them or that are imposed on them.

Article 5 Participation in the Operation of Games of Chance or Games of Other Forms in Other Jurisdictions

1.

If the Subconcessionaire wishes to participate in the operation of casino games of chance or games of other forms in any other jurisdictions, including participation in the operation through a management contract, it must inform the government of such intent. If the Subconcessionaire is aware that any of its directors or controlling shareholders, including the ultimate controlling shareholders, or any company investor that directly or indirectly holds the equivalent of 10% or more of its share capital has such intent, it must also inform the government immediately.

2.

For the purpose mentioned in number 1 above, the Subconcessionaire shall submit to the Government or make due diligence to obtain and submit to the Government, as the case may be, any documents, information or data that might be requested by the Government, except as to those considered by law as confidential.

Article 6 Concession System

1.

The legal framework of the concession system consists of the following laws and regulations: the legal system for operating casino games of chance or games of other forms as approved by the Law No. 16/2001, the Administrative Regulations No. 26/2001, the implementing rules for operating games of chance (especially the rules stated in Article 55 of the Law No. 16/2001 and other supplemental regulations stated in the Law No. 16/2001) and the Concession Contract. This legal framework is applicable to this subconcession contract.

2.

Without prejudice of the obligations arisen to the Subconcessionaire from this contract, the Subconcessionaire must also perform all such similar obligations as those of the Concessionaires as arisen from time to time from the legal framework referred to in the above number one.

Article 7 Operation of the Conceded Business

The Subconcessionaire must operate the conceded business in accordance with the provisions and conditions set forth in this Subconcession Contract.

Article 8 Term of the Subconcession

1.	The term of the Subconcession granted hereunder shall be June 26th 2022.

2.	The provisions of the preceding paragraph shall not operate to the prejudice of the survival of certain provisions contained herein after the termination of the subconcession.

CHAPTER 2

PLACES FOR OPERATING AND RUNNING CASINOS AND

OTHER GAMING AREAS

Article 9 Places for Operating the Conceded Business

1.

During the operation of its business, the Subconcessionaire may only operate games of chance or games of other forms in casinos and other gaming areas previously authorized and categorized by the government.

2.	The use of any other places to operate the conceded business must be subject to the approval of the government.

Article 10 Types of Games, Gaming Tables and Electrical or Mechanical Gaming Machines

1.

The Subconcessionaire is allowed to operate all games of chance that the Concessionaire is allowed to, as well as any other games to be authorized by Order of the Secretary for Economy and Finance, under request of the Subconcessionaire and after consulting the Gambling Inspection and Coordination Bureau (the “GICB”). The rules for operating these other games will be approved by Order of the Secretary for Economy and Finance, after proposal of the GICB. The Subconcessionaire is also allowed to operate any electrical or mechanical gaming machines, including slot machines, in accordance with law.

2.

The Subconcessionaire must submit a list to the “GICB” in December of each year, setting forth the number of gaming tables and electrical or mechanical gaming machines, including slot machines, that it intends to operate during the following year, together with their location.

3.	The number of gaming tables and electrical or mechanical gaming machines, including slot machines, to be operated by the Subconcessionaire may be modified by prior notification to the GICB.

4.	The Subconcessionaire must maintain and operate in its casinos a minimum types of games as per the instructions of the GICB.

Article 11 Continuous Operation of Casinos

1.	The Subconcessionaire must open its casinos for business everyday.

2.	Without prejudice to the applicability of the preceding paragraph, the Subconcessionaire can establish the daily period during which its casinos and the activities therein will be open to the public.

3.

The set up of daily business hours during which the casinos and the activities therein are open to the public must be communicated to the government in advance and shall be posted on the entrance of each casino.

4.

If the Subconcessionaire wishes to change the daily business hours during which the casinos and the activities therein are open to the public, it shall inform the government at least three days in advance.

Article 12 Suspension of the Operation of Casinos and Other Gaming Areas

1.

If the Subconcessionaire wishes to suspend the operation of one or more of its casinos and other gaming areas during one or several days, it must ask for permission of the government by submitting a written application stating the reasons therefor at least three days in advance.

2.

The permission set forth in the preceding paragraph is not required in case of emergency or force majeure, especially in case of serious incidents, catastrophes or natural disasters that seriously endanger human lives. Under the above conditions, the Subconcessionaire shall promptly inform the government and the Concessionaire of the suspension of the operation of its casinos or other gaming areas.

Article 13 Electronic Monitoring and Surveillance Equipment

1.

The Subconcessionaire must install electronic monitoring and surveillance equipment approved by the GICB and of a high international quality standard in casinos and other gaming areas. For this purpose, the Subconcessionaire shall submit a written application stating the proposed equipment and relevant technical specifications. The GICB may at any time request models or samples of such equipment.

2.

If so requested by the GICB, the Subconcessionaire shall also install electronic monitoring and surveillance equipment at other areas adjacent to casinos and other gaming areas or other areas leading to or connecting with casinos and other gaming areas.

3.

When reasonably requested by the GICB, in particular in order to ensure that the electronic monitoring and surveillance equipment can maintain a high international quality standard as mentioned in the first paragraph, the Subconcessionaire must install new electronic monitoring and surveillance equipment approved by the GICB.

4.

If the Subconcessionaire is aware of any criminal acts or illegal administrative acts as well as other illegal acts that it deems as serious, it must immediately report the same to the competent authorities.

CHAPTER 3

SUBCONCESSIONAIRE

Article 14 Business, Address and Form of the Company

1.	The business operated by the Subconcessionaire must be solely the operation of casino games of chance or other games in the casino.

2.

Subject to the permission of government, the business operated by the Subconcessionaire may include related facilities/activities to the operation of casino games of chance or other games in the casino.

3.	The Subconcessionaire must maintain its office in the Macau SAR and must maintain its status as a company limited by shares.

Article 15 Share Capital and Shares

1.	The Subconcessionaire must maintain a share capital in an amount no less than MOP 200,000,000.

2.	If due to the situation afterwards, it is necessary for the Chief Executive to order to increase the share capital, the Subconcessionaire must increase its share capital.

3.	All share capital of the Subconcessionaire shall be represented by nominative shares.

4.	The increase of share capital of the Subconcessionaire by means of public offering must be subject to the permission of the government.

5.	The issuance of preferential shares by the Subconcessionaire must be subject to the permission of the government.

6.

Without prejudice to the applicability of the preceding paragraph, the establishment or issuance of types or categories of shares representing the share capital of the Subconcessionaire or the transfer of such shares must be subject to the permission of the government.

7.

The Subconcessionaire must take measures to ensure that all share capital of legal persons that hold shares of the Subconcessionaire, legal persons that hold capital contributions of the above legal person shareholders and so on up to the ultimate shareholders (both natural persons and legal persons) that hold capital contributions of the above shareholders shall be represented only by nominative shares, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market.

Article 16 Transfer of Shares and Creation of Encumbrances

1.

Any inter vivos transfer of or creation of encumbrances over the ownership of shares representing the share capital of the Subconcessionaire or other rights relating to such shares, and any act involving the granting of voting rights or other shareholders’ rights to persons other than the original owners, shall be subject to the permission of the government.

2.

For the applicability of the provisions of the preceding paragraph, the Subconcessionaire shall have the obligation to refuse, under any circumstances, to record the shareholding of any entity which obtains or owns shares representing its shareholding in the share capital in violation of the provisions contained herein or the law, shall not regard such entity as a shareholder, and it shall not expressly or implicitly recognize any validity of the above inter vivos transfer or creation of encumbrances.

3.

Any transfer mortis causa of the ownership of shares representing the share capital of the Subconcessionaire or other rights relating to such shares shall be promptly notified to the government. The Subconcessionaire must also take measures at the same time to record such transfer in its registers.

4.

Upon obtaining the permission referred to in the first paragraph, if an owner of shares representing the ownership of the share capital of the Subconcessionaire or other rights relating to such shares transfers or creates encumbrance over such ownership or rights, or grants the voting rights or other shareholders’ rights to other persons, he shall promptly notify the Subconcessionaire of the relevant fact. After the Subconcessionaire makes the relevant record in its registers or completes similar procedures, it shall notify the GICB within 30 days and shall submit a copy of the document legalizing the relevant legal acts and provide detailed information relating to any other stipulated provisions and terms.

5.

The Subconcessionaire shall also take measures to obtain the permission of the government with regard to the following acts: any transfer inter vivos of the ownership of shares or other rights relating to such shares of its shareholders (both natural persons and legal persons), any transfer inter vivos of shares of the above legal person company (both natural persons and legal persons), and so on up to the transfer inter vivos of the shares of ultimate shareholders (both natural persons and legal persons) provided that such shares shall be directly or indirectly equal to 5% or more of capital contributions of the Subconcessionaire, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market.

6.

The Subconcessionaire shall promptly notify the government after it is aware of the following acts: any transfer mortis causa of the ownership of 5% or more of the shares or other rights relating to such shares of its shareholders (both natural persons and legal persons), any transfer mortis causa of 5% or more of shares of the above shareholders (both natural persons and legal persons), and so on up to the transfer mortis causa of the shares of ultimate shareholders (both natural persons and legal persons).

7.

The Subconcessionaire shall also promptly notify the government after it is aware of the following acts: the creation of any encumbrance over the shares representing the share capital of its shareholders, the creation of any encumbrance over the shares owned by the above shareholders, so on up to the encumbrance over the share capital of ultimate shareholders provided that such shares shall be indirectly equal to 5% or more of share capital of the Subconcessionaire, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market.

8.

The provisions of the preceding paragraph shall also apply to the granting of voting rights or other shareholders’ rights to persons other than the original owners of such rights, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market.

9.

The provisions of the paragraph 4, after necessary amendments, shall apply to the act of transfer of the ownership of capital contributions of share capital or other rights relating to such contributions as referred to in paragraph 5.

10.

If a dominant shareholder of the Subconcessionaire, having received written instructions of a gaming control entity in another jurisdiction in which such dominant shareholder is licensed to operate casino games of chance or games of other forms, does not wish to continue to be a shareholder of the Subconcessionaire, then, the Government may authorize the dominant shareholder to transfer its shares on the Subconcessionaire share capital, provided that the written instructions received by the dominant shareholder are not due to any facts for which both the Subconcessionaire or its dominant shareholder are liable. Still, permission of the Government for the acquisition of those shares needs to be obtained.

Article 17 Issue of Bonds

Issue	of bonds by the Subconcessionaire shall obtain the permission of the government.

Article 18 Listing on a Stock Exchange

1.	The Subconcessionaire or a company in which the Subconcessionaire holds majority shares may not be listed on the stock exchange, except with the permission of the government.

2.

The Subconcessionaire shall also have the obligation to take measures to ensure that legal persons that are controlling shareholders of the Subconcessionaire and whose major business is to directly or indirectly implement projects set forth in the investment plans attached hereto will not, without prior notice given to the government, apply for listing on a stock exchange or conduct any act aiming at being accepted for listing on a stock exchange.

3.

An application requesting the permission referred to in the paragraph 1 above and the prior notice referred to in paragraph 2 above shall be made by the Subconcessionaire and all the necessary documents shall be attached thereto, and the government shall not be prevented from requesting the provision of additional documents, material and information.

Article 19 Structures of the Shareholders and Share Capital

1.

The Subconcessionaire must submit to the government and to the Concessionaire in December of each year document with the latest information of its shareholders’ structure and the structure of the share capital of a legal person, especially a company, owning 5% or more of the share capital of the subconcessionaire, the share capital of a legal person owning 5% or more of the share capital of such legal person, and so on up to the share capital of a natural person or legal person that is an ultimate shareholder, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market, or it must submit a statement evidencing that there is no change in the structure of such shareholders or the share capital.

2.

The Concessionaire must submit to the Subconcessionaire in December of each year the latest information of its shareholders’ structure and the structure of the share capital of a legal person, especially a company, owning 5% or more of the share capital of the Concessionaire, the share capital of a legal person owning 5% or more of the share capital of such legal person, and so on up to the share capital of a natural person or legal person that is an ultimate shareholder, save that this paragraph shall not apply to a listed company’s shares that are traded on a stock market, or it must submit a statement evidencing that there is no change in the structure of such shareholders or the share capital.

3.

The Subconcessionaire shall also take measures to obtain and submit to the government properly-certified statements that are signed by each of the shareholders of the Subconcessionaire and the persons mentioned in the preceding paragraph. The contents of such statements shall state the amount of share capital owned by such shareholders and shall also state that such share capital is represented by nominative shares. Such statements shall be submitted together with copies of certificate evidencing capital contributions, as well as the latest information or statement set forth in the preceding paragraph 1.

Article 20 Holding Concurrent Posts in Corporate Bodies is Forbidden

1.

As to the operation of casino games of chance or games of other forms, the Subconcessionaire shall have the obligation not to appoint a person holding posts in the offices of the other concessionaire, or of any subconcessionaire operating in the Macau SAR or the management company of a certain concessionaire operating in the Macau SAR to serve on the Board, the shareholders’ meetings, the supervisory board or other corporate bodies of the above referred companies.

2.

The Subconcessionaire must promptly notify the government and the Concessionaire of the appointment of any person to the Board, the shareholders’ meetings, the supervisory board or other corporate bodies.

3.

The Concessionaire must promptly notify the Subconcessionaire, of the appointment of any person to boards of directors, shareholders’ meetings, supervisory boards or other corporate bodies of other concessionaires operating casino games of chance or games of other forms.

4.

As to the operation of casino games of chance or games of other forms, the government must promptly notify the Subconcessionaire of the appointment of any person to boards of directors, shareholders’ meetings, supervisory boards or other corporate bodies of other concessionaires operating casino games of chance or games of other forms, or of other subconcessionaires or of other managing companies operating casino games of chance or games of other forms in Macao SAR.

Article 21 Management

1.

Granting of the management power of the Subconcessionaire, including the appointment and the scope of authority of the managing director, the term of authorization and any amendment to such authorization, especially amendments involving the temporary or definitive replacement of the managing director, shall be subject to the permission of the government. For such purpose, the Subconcessionaire shall submit a draft of the resolution of the Board of Directors of the Subconcessionaire to the government, enclosed therewith the proposal of the Subconcessionaire on the granting of management power, including identity information of the managing director, the scope of authority of the managing director and the term of authorization, also a description regarding the replacement in case of failure of the managing director to perform his duties for any reason and any resolution regarding the temporary replacement or the definitive replacement of the managing director. The granting of the management power of the Subconcessionaire shall not take effect prior to the permission by the government in connection with the management power.

2.

If the government disapproves one or several matters of the above authorization, the Subconcessionaire shall submit a newly drafted resolution within 15 days upon its receipt of the disapproval of the government and, if the Government does not accept the Managing Director appointed by the Subconcessionaire, the Subconcessionaire shall submit to the Government Annex II of the Administrative Regulation 26/2001 dully compiled by the newly appointed Managing Director.

3.

Unless it is permitted by the government, the Subconcessionaire shall have the obligation not to give a power of attorney or to appoint a representative so as to grant, on the basis of a stable relationship, the right to establish the legal acts relating to the operation of the enterprise in the name of the Subconcessionaire, save that this paragraph shall not apply to the power to handle routine matters, especially with public departments or authorities.

Article 22 Articles of Association and Shareholders’ Agreements

1.	No amendments shall be made to the Articles of Association (the “Articles”) of the Subconcessionaire without the approval of the government.

2.

The draft amendments to the Articles of the Subconcessionaire shall be submitted to the government for its approval at least 30 days prior to the date of the shareholders’ meeting for reviewing the relevant amendments.

3.

The Subconcessionaire shall submit to the government a copy of the certified notarization of the document within 30 days after its approval on the said meeting regarding any amendments to the Articles.

4.

The Subconcessionaire shall inform the government of any proposed shareholders agreement that it has knowledge of. For such purpose, apart from taking other necessary measures, the Subconcessionaire shall also make inquiries to its shareholders whether there is any proposed agreement, especially the proposed agreement regarding the exercise of voting rights or other shareholders’ rights, 15 days prior to any shareholders’ meeting or during a shareholders’ meeting in case that such shareholders’ meeting is convened without a prior notice, and it shall inform the government of the results of taking such measures.

5.	Within sixty days, the Government shall notify the Subconcessionaire whether it approves the amendments to the Articles of Association of the Subconcessionaire as well as its shareholders agreements.

Article 23 Obligation of the Subconcessionaire to Provide Information

1.	Apart from the obligation to provide information as stipulated in the concession system set forth in Article 6, for the Concessionaires, the Subconcessionaires shall have the obligations:

(1)

to promptly notify the government of any situation of which it has actual knowledge that will materially affect the normal operation of the Subconcessionaire, e.g. situations regarding the settlement ability or repayment ability of the Subconcessionaire, any material court cases instituted against the Subconcessionaire, any of its directors, any shareholders holding 5% or more of the share capital of the Subconcessionaire or any key employees of casinos, any criminal behaviors or administrative violations in its casinos and other gaming areas that the Subconcessionaire is aware of, any hostile behaviors of any senior officer or staff of the public administrative authority of the Macau SAR, including officers of the security team and law enforcement office, towards the Subconcessionaire or senior officers of its corporate bodies;

(2)

to promptly notify the government of the following events: all events that may materially affect or hinder the punctual and complete performance of any obligations as a result of this Subconcession Contract or all events that may impose exceedingly onerous liabilities on the Subconcessionaire or all events which may constitute a reason for revocation of the subconcession in accordance with the provisions of Chapter 19;

(3)	to promptly notify the government of any of the following facts or matters:

(a)

the fixed or contingent, regular or special reward received by the directors of the Subconcessionaire, finance provider to the Subconcessionaire and major employees who hold key posts in the casinos in the form of wages, remuneration, salaries or service fees or in other forms and the mechanism of profit sharing of the Subconcessionaire by the aforesaid entities (if any);

(b)	the benefits existing or to be established, including the form of profit distribution;

(c)	the management contracts and labor provision contracts existing or suggested by the Subconcessionaire.

(4)	to promptly submit to the government certified copies of the following documents:

(a)	evidence or contracts or other documents describing the reward set forth in Article 23(3)(a);

(b)	evidence or contracts or other documents describing the benefits existing or to be established or the form of profit distribution;

(c)	the management contracts and labor provision contracts existing or suggested by the Subconcessionaire.

(5)

to promptly notify the Government of any imminent or predictable material adverse changes in the economic and financial aspects of the Subconcessionaire of which it has actual knowledge as well as material changes in the economic and financial aspects of any of the following entities:

(a)	the controlling shareholders of the Subconcessionaire;

(b)

the entities having close contacts with the Subconcessionaire, especially those undertaking or warranting that they will provide finance to the investment to be made or obligations to be borne by the Subconcessionaire in accordance with the provisions of contracts;

(c)

the shareholders owning 5% or more of the Subconcessionaire’s share capital who undertake or warrant to provide finance to the investment to be made or obligations to be borne by the Subconcessionaire.

(6)	to promptly notify the Government that the annual turnover between the Subconcessionaire and a third party has achieved MOP 250 million or above;

(7)	to submit to the GICB in January of each year documents setting forth all bank accounts of the Subconcessionaire and their balances;

(8)	to promptly provide supplemental or additional information as requested by the government;

(9)	to promptly provide the GICB and the Finance Services Bureau with materials and information as required for the smooth performance of their duties.

2.	The government may provide that the obligations set forth in Articles 23.1(3) and (4) should be performed once a year.

CHAPTER 4

MANAGEMENT COMPANY

Article 24 Forbiddance

1.

The Subconcessionaire shall inform the Government, with a minimum 90 (ninety) days prior notice, of its intention to contract a Management Company to manage activities not related to casino games of chance or games of other forms.

2.

For the applicability of the preceding paragraph, the Subconcessionaire shall send to the Government a notarized copy of the Articles of Association of the Management Company or similar document as well as a copy of the draft of the Management Contract.

3.

The Subconcessionaire shall not celebrate contracts under the provisions of which another company gains management powers over the Subconcessionaire as to the operation of casino games of chance or games of other forms.

4.	Non-compliance with number three above, without prejudice of other sanctions or penalties, shall imply the payment of a penalty of MOP 500.000.000,00 (five hundred million patacas) to Macau SAR.

CHAPTER 5

APPROPRIATE QUALIFICATIONS

Article 25 Appropriate Qualifications of the Subconcessionaire

1.	The Subconcessionaire shall maintain its appropriate qualifications during the subconcession term, in accordance with the law.

2.

For the applicability of the provisions of the preceding paragraph, the Subconcessionaire shall accept the persistent and long-term inspection and supervision of the government, in accordance with the law.

3.

The Subconcessionaire will promptly pay the costs of the suitability processes; for such purpose, GICB will issue a document with the referred costs. This document will be considered as enough evidence of such costs.

Article 26 Appropriate Qualifications of the Shareholders,

Directors and Major Employees of the Subconcessionaire

1.

Shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos shall maintain their due qualifications during the subconcession term, in accordance with the law.

2.

For the applicability of the provisions of the preceding paragraph, shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos shall accept the persistent and long-term inspection and supervision exercised by the government, in accordance with the law.

3.

The Subconcessionaire shall take measures to cause shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos to maintain their appropriate suitability qualifications during the subconcession term, and is fully aware that the said appropriate suitability qualifications reflect on the suitability of the Subconcessionaire itself.

4.

The Subconcessionaire shall request shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos to notify the government promptly of any facts which may be material to the appropriate qualifications of the Subconcessionaire or the above shareholders, directors and key employees.

5.

For the applicability of the provisions of the preceding paragraph, the Subconcessionaire shall inquire shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos every six months if they are aware of any facts that may be material to their appropriate qualifications or those of the Subconcessionaire. This shall not prevent the Subconcessionaire from notifying the government immediately upon obtaining knowledge of any material facts.

6.

If the Subconcessionaire is aware of any facts that may be material to the appropriate qualifications of shareholders who own 5% or more of the share capital of the Subconcessionaire, directors of the Subconcessionaire and key employees holding important posts in the casinos, it shall notify the government immediately.

7.

Number 3 of the preceding Clause is applicable to the suitability processes of the shareholders who own 5% or more of the share capital of the Subconcessionaire, and to those of its directors and its key employees on the casino.

Article 27 Special Obligations of Cooperation

In addition to the general obligation of cooperation of Article 67, the Subconcessionaire shall have the obligation to provide promptly any documents, information or materials that the government deems necessary to examine whether the Subconcessionaire has appropriate suitability.

Article 28 Special Obligations of Notification

1.

The Subconcessionaire shall promptly notify the government in case of any termination of approval or concession to operate casino games of chance or games of other forms in any jurisdiction of any shareholders who own 5% or more of the share capital of the Subconcessionaire.

2.

The Subconcessionaire shall promptly notify the government, after receiving knowledge of the same, of any investigation relating to a fact that may give rise to the possibility of a gambling regulator in another jurisdiction to punish, suspend or affect in any other way the license or concession to operate casino games of chance or games of other forms held by any of the shareholders holding 5% or more of the share capital of the Subconcessionaire in such jurisdiction.

CHAPTER 6

FINANCIAL CAPACITY AND FINANCING

Article 29 Financial Capacity of the Subconcessionaire

1.

The Subconcessionaire shall maintain its financial capacity to operate the conceded business, and as provided herein, in particular the investment plans attached to this Subconcession Contract, to timely and fully perform any obligations relating to its business and make investments or assume other obligations provided herein.

2.

For the applicability of the provisions of the preceding paragraph, the Subconcessionaire and its shareholders who own 5% or more of the share capital shall accept the persistent and long-term inspection and supervision of the government exercised, in accordance with the law.

3.

The Subconcessionaire shall promptly pay the costs of its financial capacity process and the financial capacity process of its shareholders who own 5% or more of its share capital; for such purpose, GICB will issue a document with the referred costs. This document will be considered as enough evidence of those costs.

Article 30 Loans and Similar Contracts

1.	The Subconcessionaire shall inform the government of any loans given to a third party and of any contracts of the same kind that exceed the value of MOP30 million.

2.

The Subconcessionaire shall have the obligation not to provide any loans or to enter into similar contracts with its directors, shareholders or key employees holding important posts in the casinos, unless otherwise permitted by the government.

3.

The Subconcessionaire shall have the obligation not to enter into any contract, including “step in rights” contracts, with commercial enterprise owners, which will vest in them the power to manage or participate in the management of the Subconcessionaire, except as permitted by the government.

Article 31 Undertaking Risks

1.

The Subconcessionaire expressly represents that it shall undertake all the obligations and full and exclusive liabilities incurred in connection with all inherent risks of the subconcession and all risks in connection with the financial capacity and financing of the Subconcessionaire, without prejudice to the applicability of the provisions of Article 40.

2.	The Macau SAR is not subject to any obligation, responsibility or risk in connection with the financing of the Subconcessionaire.

Article 32 Financing

1.

The Subconcessionaire shall obtain the necessary financing to fulfill its/to perform the obligations related to any of its activities, its investments and to any obligations that it has validly assumed or for which the Subconcessionaire is, under this contract, obliged to perform, in particular for the investment plans attached to this Subconcession Contract.

2.

Any defense or counterplea resulted from contractual relations between the Subconcessionaire and third parties (including entities that provide financing and shareholders of the Subconcessionaire) in connection with the above financing shall not be used against the Macau SAR.

Article 33 Legal Reserves

The	Subconcessionaire shall keep reserves as required by the law.

Article 34 Special Obligations of Cooperation

1.

Without prejudice of the general obligation of cooperation of Article 67, the Subconcessionaire shall have the obligation to provide promptly any documents, information or materials that the government deems necessary to examine whether the Subconcessionaire has appropriate financial capacity.

2.

The Subconcessionaire shall promptly inform the government of any loan, mortgage, claim for obligation, guarantee or obligation that equals to or exceeds the value of MOP8 million assumed or to be assumed in order to obtain financing for any aspect of its company business.

3.

The Subconcessionaire shall promptly provide the government with certified copies of documents relating to any loan, mortgage, claim for obligation, guarantee or obligation assumed or to be assumed in order to obtain financing for any aspect of its company business.

4.

The Subconcessionaire must take measures to obtain and submit to the government a statement signed by each of its controlling shareholders (including ultimate controlling shareholders), pursuant to which each of such shareholders agrees to be bound by the above special obligations of cooperation. Accordingly, upon the request of the government, each of such shareholders shall provide all documents, information, materials or evidence and give any permission.

CHAPTER 7

INVESTMENT PLANS

Article 35 Investment Plans

1.

The Subconcessionaire must implement the investment plans in accordance with the provisions of the investment plans attached to this Subconcession Contract, being transferred for all legal purposes and without prejudice of paragraphs 6 to 9 below, the obligation of the Concessionaire as to the implementation of Numbers 2, 3 and 4 (as regards one of the mentioned “city clubs”) of the investment plans attached to the Concession Contract signed by Macao SAR and he Concessionaire, up to the amount referred to in Clause 39.

2.	The Subconcessionaire shall in particular have the following obligations:

(1)	use qualified labors in all projects;

(2)

give priority to enterprises doing business in the Macau SAR on a long-term basis or local enterprises and to local workers of the Macau SAR when retaining enterprises and recruiting workers for implementing the projects set forth in the investment plans attached to this Subconcession Contract;

(3)

during its formulation of the construction projects in connection with the projects set forth in the investment plans attached to this Subconcession Contract, comply with existing technical restrictions and technical rules of the Macau SAR, in particular the Land Technical Rules promulgated under the Decree No. 47/96/M dated August 26, and the Rules for Safety and Loading of Building Structure and Bridge Structure promulgated under the Decree No. 56/96/M dated September 16, and specifications and approval documents of government authorities and instructions of manufacturers or patent owners;

(4)

when submitting the projects set forth in the investment plans attached to this Subconcession Contract to the Land, Public Construction and Transportation Bureau (“DSSOPT”) for approval, in addition to other documents required by existing laws (in particular the Decree No. 79/85/M dated August 21), provide a quality control manual prepared by an entity recognized as technically qualified by the Land, Public Construction and Transportation Bureau and able to show its experience in the same or similar kind of works, and approved by the Land, Public Construction and Transportation Bureau, an operating plan and relevant financial and operating records, samples of important materials and resumes of professionals in charge of each construction work. If the Subconcessionaire fails to submit a quality control manual or the quality control manual submitted by it is not approved, the Subconcessionaire must comply with the quality control manual prepared by a professional entity designated by the Land, Public Construction and Transportation Bureau;

(5)

carry out construction strictly based on approved projects and in accordance with existing laws and regulations, internationally recognized standards for similar construction work or supplies and industrial norms;

(6)	adhere to the construction period for the projects set forth in the investment plans attached to this Subconcession Contract and the period during which such projects shall be open to the public;

(7)

use materials, systems and equipment certified and approved by recognized entities and in accordance with international standards and generally recognized as having high international quality during the implementation of the projects set forth in the investment plans attached to this Subconcession Contract;

(8)	maintain the quality of all projects set forth in the investment plans attached to this Subconcession Contract according to a high international quality standard;

(9)	ensure that the quality standard of the commercial facilities therein reaches a high international quality standard;

(10)	according to a high international quality standard, maintain a modernized, highly efficient and high-quality management;

(11)

in the case of conditions that cause or may cause major changes to the normal development of construction or operation during the construction of the facilities of the Subconcessionaire, or in the case of unusual conditions relating to building structure of the facilities of the Subconcessionaire or any other unusual conditions, promptly inform the government of such conditions by submitting a detailed report stating such conditions and reasons therefor. The report shall state the assistance provided by other entities that are generally recognized as qualified and prestigious and the measures taken or to be taken to solve the relevant problems.

3.

The Subconcessionaire shall be liable to the Macau SAR and third parties for any damage caused by the design and scope of project, implementation of construction work, insufficient maintenance of buildings set forth in the investment plans attached to this Subconcession Contract, errors or serious negligence and for which the Subconcessionaire is to blame.

4.	The government may permit change in the period mentioned in paragraph 2(6) without amending this Subconcession Contract.

5.

The government undertakes to enable the Subconcessionaire to directly or indirectly implement the projects set forth in the investment plans attached to this Subconcession Contract in accordance with laws.

6.

The total amount of the expenses done by the Subconcessionaire for the implementation of the projects referred to on the investment plans attached to this Subconcession Contract, up to the amount referred in Clause 39, will be taken into account to determine the global amount referred to in Clause 39 of the Concession Contract for which the Concessionaire is liable for.

7.

Without prejudice of the preceding paragraph, the Concessionaire shall only be liable for the difference between the amounts spent by the Subconcessionaire for implementing the projects referred to in the investment plans attached to this Subconcession Contract and the global amount referred to in Clause 39, until the opening to the public of the Resort-Hotel-Casino referred to in the investment plans attached to this Subconcession Contract.

8.

If the Government decides to draw the guarantee deposit provided by the Subconcessionaire, as a guarantee for the compliance with its legal and contractual obligations and referred to in Clause 61, for reasons connected with the Investment Plans attached to this Subconcession Contract, the amount drawn will be added to the amount of the expenses done by the Subconcessionaire for the purposes referred to in the preceding paragraph.

9.

If the Subconcessionaire, for any reason, does not open to the public the Resort-Hotel-Casino referred to in the investment plans attached to this Subconcession Contract, the government will notify the Concessionaire the total amount of the expenses done by the Subconcessionaire for implementing the projects referred to in the investment plans attached to this Subconcession Contract.

Article 36 Changes to Projects Contained in the Investment Plans

1.

During the implementation of the investment plans attached to this Subconcession Contract, the government may request the Subconcessionaire to provide any document or force the Subconcessionaire to make any change in connection with the implementation of projects contained in the investment plans to ensure compliance with current technical norms or rules and the required quality standard.

2.	The government cannot force the Subconcessionaire to make any change to the above projects that may result in an increase of the total amount mentioned in Article 39.

Article 37 Inspection

1.

In accordance with the contents of the investment plans attached to this Subconcession Contract and the applicable regulations, the government may, in particular through the Land, Public Construction and Transportation Bureau, supervise and inspect the implementation of construction work, in particular the implementation of work plans and the quality of materials, systems and equipment.

2.

The Land, Public Construction and Transportation Bureau shall inform the Subconcessionaire of the representative designated by it for supervision and inspection purpose. If more than one representative is designated to supervise and inspect the implementation of construction work, one of them shall be appointed as the supervisor.

3.

For the applicability of the first paragraph of this Article, the Subconcessionaire must provide a detailed report on a monthly basis regarding the progress of implementing the investment plans attached to this Subconcession Contract. Such monthly report shall include at least the following:

(1)	important events, number of personnel and quantity of relevant materials, systems and equipment;

(2)	work progress of various work plans (progress control);

(3)	updated financial records and work records;

(4)	projects, supply, measures that should be taken and demands for materials, systems and equipment;

(5)	major measures to be taken to ensure the implementation of work plans; and

(6)	things to be done to correct errors.

4.

When necessary, especially when the normal work progress of the investment plans attached to this Subconcession Contract is affected, the Subconcessionaire must submit a detailed special written report.

5.

Upon the request of the government, the Subconcessionaire must submit any document within a stipulated period, especially written and graphic information relating to the investment plans attached to this Subconcession Contract.

6.	The Subconcessionaire shall also provide all required supplemental statements and information relating to the documents referred to in the preceding paragraph.

7.

If the government has any doubt about work quality, it may force the Subconcessionaire to conduct any tests in addition to scheduled tests. When necessary, the government may seek opinions from the Subconcessionaire about decision-making rules used in such tests.

8.	The expenses for conducting the above tests and correcting defects found during such tests shall be borne by the Subconcessionaire.

9.

Orders, circulars or notices with a technical nature in connection with the implementation of construction work may be directly sent by the government, namely through the Land, Public Construction and Transportation Bureau, to the chief technical officer of the construction work.

10.	The chief technical officer shall constantly monitor the relevant work and shall arrive at the construction site upon request.

11.

If it is found out that the implementation of construction work is not in compliance with the approved project plan or is in breach of applicable laws, regulations or contracts, the government may, through the Land, Public Construction and Transportation Bureau, suspend and ban the implementation of construction work in accordance with the law.

12.

The right to inspect the performance of obligations provided hereunder shall not result in any liability to the Macau SAR in connection with the implementation of construction work. The Subconcessionaire shall solely assume liability for all imperfections or defects in connection with the planning, implementation or performance of construction work, unless such imperfections or defects are caused by decisions of the government.

Article 38 Contracting and Subcontracting

Third person contracting and subcontracting shall not exempt the Subconcessionaire from performing its statutory obligations or contractual obligations.

Article 39 Use of Remaining Amount Left from the Investment Provided in the Investment Plans

After the completion of construction set forth in the investment plans attached to this Subconcession Contract, if the total amount of expenses made directly or, subject to prior approval of the Government, indirectly by the Subconcessionaire is lower than MOP 4.400.000.000,00 the Subconcessionaire must use the remaining amount on projects that are designated by it and accepted by the government and are in connection with the business of the Subconcessionaire or on projects that are designated by the government and that will bring significant public benefit to the Macau SAR.

Article 40 Insurance

1.

The Subconcessionaire must enter into and renew necessary insurance contracts to ensure that inherent risks of the conceded business are effectively and fully covered by insurance. The relevant insurance contracts must be entered into with insurance companies permitted to operate in the Macau SAR. If it is not feasible to purchase insurance with such kind of insurance companies or such purchase will bring excessive burden to the Subconcessionaire, then upon permission of the government, the relevant insurance contracts may be entered into with insurance companies outside the Macau SAR.

2.	The Subconcessionaire shall especially ensure that the following insurance contracts shall be entered into and the effectiveness of such contracts shall be maintained:

(1)	work-related accidents and occupational illnesses insurance of staff of the Subconcessionaire;

(2)	civil liability insurance in connection with vehicles for all the vehicles belonging to the Subconcessionaire;

(3)	civil liability insurance in connection with ships, planes or other flying objects belonging to the Subconcessionaire or leased to the Subconcessionaire;

(4)	civil liability insurance for fixing propaganda stuff and advertisements;

(5)

general civil liability insurance in connection with the operation of casino games of chance or games of other forms in the Macau SAR and the development of other businesses covered in the subconcession, but not covered by any other insurance contracts;

(6)	other insurance for loss and damages in buildings, furniture, equipment and other assets used in the conceded business;

(7)	construction insurance (all risks, including civil liability) in relation to conducting any work of the buildings related to the conceded business or conducting any work in such buildings.

3.	The insurance policies referred in paragraph 2(6) above shall be “all-risks”, including, at least, the following:

(1)	fire, thunder and lightning, or explosion (of any kind);

(2)	burst of pipes, or leakage or spillage of water storage tanks, boilers, water pipes, underground water storage, sinks or other water-conveying equipment;

(3)	flood, rainstorm, hurricane, volcano eruption, earthquake, or any other natural disaster;

(4)	crash or impact of planes or other flying vehicles or objects fallen or thrown from planes or other flying vehicles;

(5)	impact of vehicles;

(6)	burglary or robbery;

(7)	strikes, attacks, riots, public disorder or any other acts of the same kind.

4.	The insurance amount or the minimum protection for the insurance referred to in paragraph 2 above, shall be:

(1)	handled in accordance with the current laws and regulations for the insurance referred to in paragraphs 2(1) to (4);

(2)

the amount to be determined by the government after considering the volume of business of the conceded business and incidence rate for the previous year and other parameters, for the insurance referred in paragraph 2(5) above;

(3)	equal to the net value of the assets, for insurance referred to in paragraph 2(6) above, the net value shall mean the gross value minus accumulative depreciation; and

(4)	the total amount of the construction, for insurance referred to in paragraph 2(7).

5.	The Subconcessionaire shall ensure that any entity with which the Subconcessionaire concludes a contract has purchased valid insurance for work-related accidents and occupational illnesses.

6.

The Subconcessionaire shall prove to the government that fully effective insurance contracts have been entered into. Upon execution of insurance contracts or renewal of such insurance contracts, the Subconcessionaire shall deliver copies of such insurance contracts to the government.

7.

Before copies of insurance contracts set forth in the preceding paragraph are delivered to the government, the Subconcessionaire shall have the obligation not to start any construction or work procedures.

8.

The Subconcessionaire may not cancel, suspend, amend or replace any insurance except with the permission of the government. However, if it is only a case of change in the insurance company, the Subconcessionaire shall promptly inform the government of the matter under such circumstances.

9.

If the Subconcessionaire fails to pay its insurance premium, the government may directly pay such insurance premium calculated for the Subconcessionaire by using the guarantee deposit paid for the Subconcessionaire’s performance of its statutory obligations or contractual obligations.

10.

The assurance policies that the Concessionaire is responsible for to provide under the Concession Contract signed between the Government and the Concessionaire, do not include nor replace those referred to in this Clause.

CHAPTER 8

PROPERTIES

Article 41 Properties of the Macau SAR

1.

The Subconcessionaire shall ensure that the properties of the Macau SAR obtained or to be obtained due to the operation of the conceded business and by means of the temporary transfer of the right to interest, income and use are in perfect condition or replaced in accordance with the instructions of the GICB.

2.

The Subconcessionaire shall ensure that the land and natural resources under the administration of the government in accordance with the provisions of Article 7 of the Basic Laws of the Macau SAR and provided or to be provided through leases or concessions due to the operation of the conceded business in perfect conditions.

Article 42 Other Properties

1.

The casinos and the equipment and utensils used for gaming business shall locate at all the real estate under the ownership of the Subconcessionaire. No encumbrance shall be created over such casinos, equipment and utensils, except for those permitted by the government.

2.

Notwithstanding that the permission specified in the preceding paragraph is given, the Subconcessionaire shall cause the casinos and the equipment and utensils used for gaming business, including the equipment and utensils used outside the casinos, not to be under any encumbrance upon the termination of this Subconcession Contract.

3.

The casinos shall not locate at the real estate where use and income are created under lease contracts of any nature or under any other kinds of contracts which do not grant the full ownership of the real estate to the Subconcessionaires, even though such contracts are non-typical contracts, unless permission of the government is obtained. Conditions may be specified in such permission, namely to allow the transfer of ownership of the casinos to the Macau SAR. In particular, it can be provided that the independent units where the casinos are located shall be acquired by the Subconcessionaire at least 180 days prior to the term referred to in Clause 43(1), unless the subconcession is withdrawn prior to such date and in that case, such units shall be acquired by the Subconcessionaire in the shortest time possible.

4.

After obtaining the due permission, the Subconcessionaire shall submit to the government copies of the contracts specified in the preceding paragraph and all amendments to and alternations of such contracts, notwithstanding that such amendments and alternations may have retrospective effect.

5.

The Subconcessionaire shall locate all of its casinos in the buildings or complex under the system of unit ownership in building property even though such buildings or complex constitute one economic and functional unit, so that the casinos constitute one or more independent units which can be identified and whose area can be defined precisely.

6.

For the applicability of the provisions of the preceding paragraph, the Subconcessionaire shall promptly submit to the government the property registration certificate regarding the creation of the unit ownership in building property, which shall set forth the description of all independent units and attach a plan confirming and defining the relevant area.

7.

The Subconcessionaire shall register any amendments to the proof of the creation of the unit ownership in building property and promptly submit the relevant property registration certificate to the government through the Finance Services Bureau.

8.	The Subconcessionaire shall also submit to the government the rules and regulations of the condominium of the unit ownership in building property for prior approval.

Article 43 Ownership of the Casinos and the Equipment and Utensils used for

Gaming Business

1.

On June 26th 2022, except when termination occurs prior to that date, the casinos and the equipment and utensils used for gaming business, including. the equipment and utensils [used] outside the casinos, shall be transferred automatically to the Macau SAR without compensation. Upon the delivery of the aforesaid properties, the Subconcessionaire shall ensure that such properties are in the state of good maintenance and operation except for fair wear and tear resulting from the use in compliance with the provisions of this Concession Contract. Furthermore, it shall be ensured that no encumbrance is attached to such properties.

2.	The Subconcessionaire shall immediately deliver the assets specified in the preceding paragraph.

3.

In case that the Subconcessionaire does not deliver the assets specified in paragraph 1, the government shall immediately have administrative possession over such assets. The relevant expenses shall be paid from the guarantee deposit provided by the Subconcessionaire to guarantee performance of statutory obligations or contractual obligations.

4.

On the date referred to in number 1 above, the government shall inspect the assets as specified in Articles 41 and 42 so as to examine the conditions of custody and maintenance of such assets and prepare a record for the inspection. At the time of inspection, a representative of the Subconcessionaire may participate in such inspection on the spot.

5.

Upon the dissolution or liquidation of the Subconcessionaire, division of assets of the Subconcessionaire shall not be carried out if the government has not proved that the assets are under good maintenance and operation through the mandatory listing of assets procedures specified in the following article or if the Subconcessionaire fails to ensure that the payment of damages or any amounts payable to the Macau SAR can be satisfied by any guarantees acceptable to the government.

6.	The provision of the last part of paragraph 1 shall not interfere with the normal upgrading of the equipment and utensils used in the casino business.

Article 44 List of Assets Used for the Conceded Business

1.

The Subconcessionaire shall prepare a list in triplicate of all assets and rights belonging to the Macau SAR and used for the conceded business and all assets to be owned by the Macau SAR and update information of the asset list. Accordingly, the Subconcessionaire shall update the relevant list in case of any changes by no later than May 31 of each year, and submit copies of such list to the GICB and the Finance Services Bureau respectively.

2.	In the year of the termination of the concession, the aforesaid list shall be mandatorily prepared sixty days prior to the termination of the subconcession.

3.

Under other situations of termination of the Subconcession Contract, the listing of assets specified in the first paragraph shall be conducted on the date and at the time as specified by the government.

Article 45 Improvement

The improvements made during the concession and transferred to the Macau SAR under Article 41 upon the expiration of the Subconcession Contract, as well as those made in the assets that shall revert to the Macau SAR, will not entitle the Subconcessionaire and/or the Concessionaire to any compensation or damages and do not need to be removed.

Article 46 Concession of Land to be Used by the Subconcessionaire

1.	The system for the concession of land to be used by the Subconcessionaire especially for the operation of the conceded business shall be stipulated in the relevant land concession contract.

2.	Terms of the land concession contract between the government and the Subconcessionaire shall be subject to the part of applicable provisions of this Subconcession Contract.

CHAPTER 9

PREMIUM

Article 47 Premium

1.

A premium shall be paid yearly by the Subconcessionaire to the Macau SAR during the term of the Subconcession, in return for the grant of the Subconcession for operating casino games of chance or games of other forms.

2.	The annual amount of the premium to be paid by the Subconcessionaire has a variable portion and a fixed portion.

3.	The fixed portion of the annual premium payable by the Subconcessionaire shall be MOP30 million per year.

4.

The variable portion of the premium payable yearly by the Subconcessionaire will be calculated in accordance with the number of gaming tables and the number of electrical or mechanical gaming machines, including slot machines operated by the Subconcessionaire.

5.	For the applicability of the provisions of the preceding paragraph:

(i)	For each gaming table, especially those located in special gaming halls or areas reserved exclusively to certain kind of games or to certain players, the Subconcessionaire shall pay MOP300,000;

(ii)	For each gaming table not reserved exclusively to certain kind of games or to certain players, the Subconcessionaire shall pay MOP 150,000;

(iii)	For each electrical or mechanical gaming machine, including the slot machine, the Subconcessionaire shall pay MOP1,000 each year;

6.

Independently of the number of gaming tables that the Subconcessionaire has in each moment in operation, the amount of the variable portion of the annual premium cannot be less than the amount that the long-term operation of 100 gaming tables, namely of those located in special gaming halls or areas reserved exclusively to certain kinds of games or to certain players and the long-term operation of 100 gaming tables not reserved exclusively to certain kind of games or to certain players.

7.	The Subconcessionaire shall pay the fixed portion of the annual premium by no later than January 10th of the relevant year. The government may also provide payment by monthly installments.

8.

The Subconcessionaire shall pay the variable portion of the annual premium monthly by no later than the 10th day of the month immediately following the relevant month in connection with the operation of the gaming tables and the electrical and mechanical gaming machines including the “slot machines” in the previous month.

9.

For the purpose of calculating the amount of variable portion of the annual premium referred to in the preceding paragraph, the number of days in the relevant month in which the Subconcessionaire operates each gaming table and each electrical and mechanical gaming machine including the “slot machines” shall be taken into consideration.

10.	The payment of premium shall be made by submission of the relevant payment slip to the cashier of the Finance and Tax Department of the Macau SAR.

CHAPTER 10

CONTRIBUTIONS

Article 48 Contribution for a Public Foundation

1.

The Subconcessionaire shall contribute to the Macau SAR an amount equivalent to 1.6% of the gross revenue of the gaming business. Such contribution shall be delivered to a public fund designated by the government whose goal is to promote, develop or study culture, society, economy, education and science and engage in academic and charity activities.

2.

The contribution referred to in the preceding paragraph shall be paid monthly by the Subconcessionaire with the relevant payment slip given to the cashier office of the Finance and Tax Department of the Macau SAR by no later than the tenth day of the month immediately following the relevant month.

3.	The contribution referred to in the first paragraph shall have its own budget record made by the Macau SAR.

Article 49 Contribution for Urban Development, Tourism Promotion and Social Security

1.

The Subconcessionaire shall contribute to the Macau SAR with an amount equivalent to 2.4% of the gross revenue of the gaming business for the development of urban construction and tourism promotion of and the provision of social security to the Macau SAR.

2.

The contribution referred to in the preceding paragraph shall be paid monthly by the Subconcessionaire with the relevant payment slip given to the cashier office of the Finance and Tax Department of the Macau SAR by no later than the tenth day of the month immediately following the relevant month.

3.	The contribution referred to in the first paragraph shall have its own budget record made by the Macau SAR.

4.	The government may designate one or more entities as the beneficiary entities to receive the paid contributions in part or in whole.

5.

The government and the Subconcessionaire may agree to the direct contribution of an amount up to 1.2% of the gross revenue resulting from the operation of casinos games of chance or games of other forms to be used in one or more specific projects or by one or more specific entities. In such a case, the amount of contribution to be delivered directly to the relevant entity and the cashier order of the finance and tax department of the Macau SAR referred to in the first paragraph shall be decreased accordingly.

CHAPTER 11

TAXATION OBLIGATIONS AND DELIVERY OF DOCUMENTS

Article 50 Special Gaming Tax

1.

The Subconcessionaire shall pay special gaming tax to the Macau SAR in accordance with the law. Such tax shall be paid by twelve installments, which shall be paid to the government monthly by no later than the 10th day of the month immediately following the relevant month.

2.	Special gaming tax may be paid in patacas or in other currency accepted by the government.

3.	Special gaming tax paid in patacas shall be paid directly delivered to the treasury of the Macau SAR.

4.

Special gaming tax paid in a foreign currency other than patacas and accepted by the government shall be paid to the Macau Monetary Authority. Macau Monetary Authority will, then, deliver the exchanged amount in patacas to the treasury of the Macau SAR.

Article 51 Withholding Taxes

1.

The Subconcessionaire shall collect and pay the statutory taxes on junket commissions or other remuneration paid to the gaming intermediaries through withholding the definitive amount of such taxes. The relevant taxes shall be paid monthly to the cashier office of the finance and taxation department of the Macau SAR by no later than the tenth day of the month immediately following the relevant month.

2.

The Subconcessionaire shall collect and pay the employment tax provided by law in connection with the staff of the Subconcessionaire through withholding the definitive amount of such taxes. The relevant tax shall be paid to the cashier office of the finance and taxation department of the Macau SAR in accordance with the law.

Article 52 Payment of Other Payable Taxes, Levies, Expenses and Handling Fees

The Subconcessionaire shall pay the payable and non-exemptible taxes, levies, expenses and handling fees provided by the laws and regulations of the Macau SAR.

Article 53 Documents Proving No Liabilities Payable to the Public Currency

Note Bureau of the Macau SAR

1.

The Subconcessionaire shall submit to the government a certificate issued by the Finance Services Bureau by no later than March 31 annually to prove that the Subconcessionaire does not owe the Macau SAR any levies, taxes, penalties or additional payments of the precedent year. Additional payments shall include compensatory interest, default interest and 3% of debts.

2.

The Subconcessionaire shall submit by no later than March 31 annually the document stating the tax status of the precedent year of its managing director, senior officers of its corporate bodies and shareholders holding 5% or more of the share capital of the Subconcessionaire to the government.

Article 54 Document Proving No Liabilities Payable to the Macau SAR

with respect to Social Security

The Subconcessionaire shall submit to the government certifying documents issued by the social security fund of the Macau SAR to prove that the contributions made by the Subconcessionaire in connection with the social security of the Macau SAR are in compliance with the law by no later than March 31 of each year.

Article 55 Provision of Information

1.

The Subconcessionaire shall submit quarterly a trial balance of the previous quarter to the government by no later than the last day of the month immediately following the end of the relevant quarter, and the trial balance of the last quarter of each year shall be submitted by no later than the last day of February in the following year.

2.	The Subconcessionaire shall submit the following information to the government at least 30 days before the date when the annual shareholders’ meeting is held to adopt the accounts:

(1)	All the accounting statements and statistic statements of the previous year;

(2)

Full names of members who have been on the Board or the supervisory board, of any representatives appointed and person in charge of the accounting department in the relevant business year and the various language versions of such names that may be used;

(3)	A copy of the report of the Board and accounts enclosed with the opinion of the supervisory board and external auditors.

Article 56 Accounting and Internal Audit

1.

The Subconcessionaire shall establish its own accounting system, sound administrative organizations and appropriate internal auditing procedures, and shall comply with the instructions of the government issued on such matters, especially instructions issued through the GICB and the Finance Services Bureau.

2.

The Subconcessionaire shall adopt the current standards of the generally accepted accounting format in its compilation and submission of the accounts, but without prejudice to the Chief Executive, upon the suggestions of the head of the GICB or the Finance Services Bureau, stipulating special rules to be complied with by the Subconcessionaire relating to accounting books, accounting documents or other accounting information required, the standards to be adopted by the Subconcessionaire in recording its business activities and compilation and submission of the accounts.

Article 57 External Audit of Annual Accounts

The Subconcessionaire shall submit its accounts to an independent external entity with internationally recognized reputation previously approved by the GICB and the Finance Services Bureau for auditing, and shall provide to such entity in advance all necessary documents, namely the documents referred to in Article 34 of Law 16/2001.

Article 58 Special Audit

When the GICB or the Finance Services Bureau thinks necessary or appropriate and at any time and with or without prior notice, the Subconcessionaire shall accept the special audit conducted by an independent external entity or other entities with internationally recognized reputation.

Article 59 Compulsory Announcement

1.

The Subconcessionaire undertakes to announce the following information of the previous business year ended December 31 on the Bulletin of the Macau SAR and two newspapers that have the largest circulation among other newspapers (one in Chinese and the other in Portuguese) published in the Macau SAR by no later than April 30 each year:

(1)	The balance sheet, the profit and loss statement and annexes;

(2)	The business consolidation report;

(3)	The opinion of the supervisory board;

(4)	The consolidated opinion of external auditors;

(5)	The name list of major shareholders holding 5% or more of the share capital of the Subconcessionaire and the numerical value of the relevant percentage during any period of that year;

(6)	The names of senior management of its corporate bodies.

2.

The Subconcessionaire shall submit to the government copies of all the information referred to in the preceding paragraph and other information required to be announced by the concession system as set forth in Article 6 by no later than 10 days prior to the announcement.

3.	The Concessionaire and the Subconcessionaire undertake to publish jointly the information referred to in number 1 above.

Article 60 Obligations of Cooperation

In addition to the general obligations of cooperation of Article 67, the Subconcessionaire shall have the obligation to cooperate with the government, especially with the GICB and the Finance Services Bureau, and provide the material and information required for conducting special audit, assist such departments in analyzing or examining the accounting system of the Subconcessionaire and perform all the obligations provided by the concession system as set forth in Article 6.

CHAPTER 12

GUARANTEE

Article 61 Guarantee Deposit for the Subconcessionaire’s Performance of

Statutory Obligations and Contractual Obligations

1.	The guarantee deposit to guarantee performance of legal and contractual obligations by the Subconcessionaire shall be provided by any means as specified by law and acceptable to the government.

2.

In order to ensure the performance of the following obligations, the Subconcessionaire must maintain “first demand” guarantees issued by Banco Nacional Ultramarino, S.A. with the government as the beneficiary:

(1)	accurately and timely perform its statutory obligations and contractual obligations;

(2)	accurately and timely pay the premium under Article 47 payable by the Subconcessionaire to the Macau SAR;

(3)	pay fines or other monetary penalties imposed in accordance with the law or the provisions contained herein; and

(4)

pay any damages arising from the contractual obligation in connection with any damage or loss of benefits caused by its failure to perform all or a part of its obligations under this Concession Contract.

3.

The Subconcessionaire must maintain the “first demand” guarantees set forth in the preceding paragraph in a maximum amount of MOP 500,000,000 from the date hereof to December 26th, 2007 and in a maximum amount of MOP 300,000,000 from that date until the 180th day after the termination date of this Subconcession, referred to in Clause 8, and the government shall be the beneficiary of such first demand guarantees.

4.	The Subconcessionaire must take all actions and perform all obligations necessary to maintain the validity of the above “first demand” guarantees.

5.

If the Subconcessionaire fails to perform its statutory obligations and contractual obligations, accurately and timely pay the premium payable by it or pay fines or other monetary penalties imposed in accordance with the law or the provisions contained herein, and it fails to raise its objection within a legally-prescribed period, the government may draw on the “first demand” guarantees set forth in paragraph 2 of this Article, regardless whether or not a judicial award has been made. In case of any damages arising from the contractual obligation in connection with any damage or loss of benefits caused by the Subconcessionaire’s failure to perform all or a part of its obligations hereunder, the government may also draw on the “first demand” guarantees set forth in paragraph 2 of this Article.

6.

If the government draws on the “first demand” guarantees set forth in paragraph 2 of this Article, the Subconcessionaire must, within fifteen days after the date on which it receives a notice in connection with the use of such “first demand” guarantees, take all necessary measures to restore the full validity of such “first demand” guarantees.

7.	The “first demand” guarantees set forth in paragraph 2 of this Article may be discharged only upon the permission of the government.

8.

The government may permit amendments made to the provisions or terms set forth in paragraphs 3 to 6, and may also permit other means stipulated by the law in lieu of the “first demand” guarantee referred to in paragraph 2 for the provision of guarantee to guarantee the performance of statutory and contractual obligations by the Subconcessionaire.

9.

All expenses incurred in connection with the issuance, maintenance and discharge of the guarantee payment to guarantee performance of statutory and contractual obligations by the Subconcessionaire shall be borne by the Subconcessionaire.

Article 62 Special Bank Guarantee for the Payment of Special Gaming Tax

1.

If the government has reasons to believe that the Subconcessionaire will not pay the special gaming tax anticipated to be payable each month, the Subconcessionaire shall provide a “first demand” guarantee in accordance with the time limit, provisions, terms and amounts stipulated by the government with the government as the beneficiary in order to guarantee the payment of the above-mentioned amount.

2.

Without the permission of the government, the terms and conditions of the first demand guarantee set forth in the preceding paragraph of this Article must not be amended. The Subconcessionaire shall strictly comply with the terms as stipulated in providing the guarantee and to perform all obligations that incur or may incur in maintaining the validity of the guarantee.

3.

If the Subconcessionaire fails to pay the special gaming tax payable to the Macau SAR in accordance with the laws and the provisions contained herein, the government may draw on the first demand guarantee set forth in the first paragraph of this Article, regardless whether or not a judicial award has been made.

4.

If the government draws on the first demand guarantee set forth in the first paragraph of this Article, the Subconcessionaire must, within fifteen days after the date on which it receives a notice in connection with the use of such first demand guarantee, take all necessary measures to restore the full validity of such guarantee.

5.	The guarantee set forth in the first paragraph of this Article may be discharged by the Subconcessionaire only 180 days after the termination of the subconcession and the permission of the government.

6.	All expenses incurred in connection with the issuance, maintenance and discharge of the first demand guarantee set forth in the first paragraph of this Article shall be borne by the Subconcessionaire.

Article 63 Guarantee to be Provided by the Controlling Shareholders or

Shareholders of the Subconcessionaire

1.

The government may ask for a guarantee to be provided by the controlling shareholder of the Subconcessionaire, in terms acceptable by the government, to ensure that the Subconcessionaire performs its undertakings and obligations; in case there is no controlling shareholder, the government may ask the shareholders of the Subconcessionaire to provide it.

2.

The guarantee referred to in the preceding paragraph, may be demanded, namely, when there is a justified concern that the Subconcessionaire will not be able to perform its undertakings and obligations.

3.

The guarantee referred to in paragraph 1 above may be provided through deposit of cash, bank guarantee, guaranteed insurance or any means specified in Article 619 of Civil Code, within the timeframe, terms and conditions specified by Order of the Chief Executive.

4.

If the Subconcessionaire fails to perform the undertakings and obligations in accordance with the laws and the provisions contained herein, the government may draw on the guarantee provided according to this Article, regardless whether or not judicial award has been made.

5.

If the government draws on the guarantee provided according to this Article, the Subconcessionaire shall cause its controlling shareholder or the relevant shareholder to, within 15 days after it receives a notice regarding the approval order given with respect to the use of such guarantee, take all necessary measures to restore the full validity of such guarantee.

6.	The guarantee provided according to this Article cannot be amended without the permission of the government.

CHAPTER 13

SUPERVISION OF THE PERFORMANCE

OF THE SUBCONCESSIONAIRE’S OBLIGATIONS

Article 64 Supervision, Monitoring and Control by the Government

1.

The power for the supervision, monitoring and control of the performance of the Subconcessionaire’s obligations shall be exercised by the government, especially through the GICB and the Finance Services Bureau.

2.

For appropriate effectiveness and upon the request of the government, without prior notification, the Subconcessionaire shall allow the government or any other entities specifically and duly authorized and identified by the government to enter into any part of the facilities of the Subconcessionaire freely and review and examine freely the accounts or books of the Subconcessionaire, including any trading records, books, minutes, accounts and other records or documents and the management statistic materials and records used. In addition, it shall provide to the government or entities authorized by the government copies of the materials they deem necessary.

3.

The Subconcessionaire shall comply with and implement the decisions made by the government within the scope of its power for inspection and supervision, especially the instructions made by the GICB, including the decision to suspend the operation of the casinos and other gaming area.

4.	In operating the conceded business, the Subconcessionaire shall be subject to the long-term supervision and inspection of the GICB in accordance with the provisions of the applicable laws.

Article 65 Daily Supervision on Gross Income of Gaming Operation

The Subconcessionaire shall accept the daily supervision of the government on the gross income of the gaining operation exercised in accordance with the law through GICB.

CHAPTER 14

GENERAL OBLIGATIONS OF COOPERATION

Article 66 Government’s General Obligations of Cooperation

The government and the Concessionaire shall cooperate with the Subconcessionaire so that the Subconcessionaire may fulfill its legal and contractual obligations.

Article 67 Subconcessionaire’s General Obligations of Cooperation

1.

For the applicability of the provisions of this Subconcession Contract, the Subconcessionaire shall cooperate with the government, and accordingly, upon the request of the government, provide all documents, information, materials or evidence and shall give any permission.

2.	The Subconcessionaire shall also cooperate with the Concessionaire so that the Concessionaire may fulfill its legal or contractual obligations.

CHAPTER 15

OTHER OBLIGATIONS OF THE SUBCONCESSIONAIRE

Article 68 Operation of Casinos and Other Premises and other Adjacent Property

The Subconcessionaire shall operate all ancillary facilities in the casinos and other premises and the adjacent property used for operating the conceded business in a normal way for the original purposes or authorized purposes.

Article 69 General Obligations of the Subconcessionaire

1.

The Subconcessionaire shall assume special obligations to procure and require all entities retained for developing of the business covered by the concession to abide by all rules that ensure healthy organization and operation and the special security measures designed for the customers and staff of the casinos and other gaming areas and other people holding positions in the casinos and other gaming areas of the Subconcessionaire.

2.

In order to develop the business covered by the subconcession, the Subconcessionaire must retain entities that have appropriate licenses and permits and have appropriate professional and technical abilities in the relevant areas.

Article 70 Other Government Permissions

Any replacement, cancellation or change of certificates and records which relate to the business of the Subconcessionaire or obtaining the gaming equipment and instruments shall be subject to the permission of the government.

Article 71 Government Permission and Approval

An approval and permission of the government or its refusal to grant an approval and permission shall not exempt the Subconcessionaire’s obligation to timely perform its obligations under this Subconcession Contract and shall not result in any liability to the government, except that the government’s action will impose liabilities on or cause special and unusual damages to the Subconcessionaire.

CHAPTER 16

RESPONSIBILITIES OF THE SUBCONCESSIONAIRE AND OF THE CONCESSIONAIRE

Article 72 Assumption of Civil Liability to the Macau SAR

1.

The Subconcessionaire shall be liable to the Macau SAR for any damage caused by the non-performance of all or a part of the Subconcessionaire’s legal or contractual obligations as a result of any fact that the Subconcessionaire is to blame.

2.

Save as otherwise provided in Clause 35, the Concessionaire is not liable for and does not share any liabilities for the Macau SAR for the damages caused by the non-performance of all or a part of the Subconcessionaire’s legal or contractual obligations as a result of any fact that the Subconcessionaire is to blame.

Article 73 Exemption of the Macau SAR and of the Concessionaire from

Undertaking the Non-contractual Liabilities of the Subconcessionaire to a Third Party

1.

The Macau SAR shall not bear or share any liabilities of the Subconcessionaire that may constitute as a result of an act taken by the Subconcessionaire or taken by the Subconcessionaire for its benefits, involving or possibly involving civil liabilities or other liabilities.

2.

The Concessionaire does not undertake and shall not bear any liabilities that may constitute as a result of an act taken by the Subconcessionaire or taken by the Subconcessionaire for its benefits, involving or possibly involving civil liabilities or other liabilities.

3.

The Subconcessionaire shall comply with the general provisions of the relationship between the principal and the entrusted party and be liable for losses caused by the entities appointed by the Subconcessionaire for the development of the businesses covered by the subconcession.

CHAPTER 17

CHANGE OF THE ENTITY OF THE SUBCONCESSION

Article 74 Assignment, Encumbrance, Conveyance and Transfer of Contract

1.

Unless permission of the government is obtained, the Subconcessionaire shall have an obligation not to, expressly or implicitly, formally or informally, assign, convey or transfer or otherwise create encumbrance over the operation of a casino or over the operation of any gaming area, or carry out any legal act that will have the same effect.

2.	Without prejudice to other applicable penalties or punishments, in case of an act in violation of the preceding paragraph, the Subconcessionaire shall pay the following penalties:

•	for assignment, conveyance or transfer of the operation of all of its casinos or gaming area: MOP 1,000,000,000;

•	for assignment, conveyance or transfer of the operation of a part of its casinos or gaming area: MOP 500,000,000; and

•	for creation of encumbrance over the operation of all or part of the casinos or gaming area: MOP 300,000,000.

3.

Enclosed with its application for the permission set forth in paragraph 1 shall be all required documents clearly indicating any legal act contemplated by the Subconcessionaire, without prejudice to the right of the government to request additional documents, materials or information.

Article 75 Sub-Concession

1.	The Subconcessionaire undertakes not to grant a sub-concession of all or a part of the casinos granted under this subconcession or carry out any legal act that will have the same effect.

2.

Without prejudice to other applicable penalties or punishments, in case of an act in violation of the preceding paragraph, the Subconcessionaire shall pay a penalty of MOP 500,000,000 to the Macau SAR.

CHAPTER 18

NON-PERFORMANCE OF CONTRACT

Article 76 Non-performance of Contract

1.

The Subconcessionaire shall be liable to statutory or contractual punishment or penalty if the Subconcessionaire fails to perform its responsibility or obligation hereunder or under government decisions as a result of any fact that the Subconcessionaire is to blame, without prejudice to the provisions of Articles 77 and 78.

2.

Under the situations of force majeure or other facts that the Subconcessionaire is proved not to blame, the Subconcessionaire shall be exempted from the responsibilities set forth in the preceding paragraph to the extent of actual hindrance of the timely and fully performance of the responsibilities or obligations.

3.

Events that are unforeseeable, irresistible or beyond the control of the Subconcessionaire and that the occurrence of their consequences does not rely on the intention and personnel situations of the Subconcessionaire, especially wars, terrorism, disruption of the public order, pestilence, atomic radiation, fire, thunder and lightening, serious flood, cyclones, hurricanes, earthquake and other natural disasters directly affecting the businesses covered by the concession, shall be deemed to be the situations of force majeure and shall cause the consequences as specified in the following paragraph.

4.

In case of the occurrence of force majeure events, the Subconcessionaire shall immediately notify the government and promptly indicate the hindrance of its performance of the obligations under this Subconcession Contract caused by the occurrence of such events deemed by it and shall specify the measures under the circumstances that such measures are proposed to be implemented by the Subconcessionaire for the purpose of minimizing the effects of such events and/or for the performance of such obligations in compliance with the provisions.

5.

In case of the occurrence of any of the situations specified in paragraph 3, the Subconcessionaire shall promptly reconstruct the property damaged or recover the property damaged to its original status so as to resume the proper operation of the casino games of chance or games of other forms. If the Subconcessionaire does not have any economic benefit over the reconstruction and/or recovery of the aforesaid property, it shall transfer the insurance benefits to the Macau SAR.

CHAPTER 19

REVOCATION AND TERMINATION OF THE SUBCONCESSION

Article 77 Discharge by Parties’ Agreement

1.	The Concessionaire and the Subconcessionaire may discharge this Subconcession Contract at any time by the agreement of the parties.

2.

In case the government and the Subconcessionaire, after the opening to the public of the Resort-Hotel-Casino referred to in the investments plan attached to this Subconcession contract, agree to discharge this Subconcession Contract by agreement of the parties, the Concessionaire undertakes to accept that discharge from now on and gives its agreement to it.

3.

The Subconcessionaire shall be fully responsible for the effectiveness of the termination of contracts to which it is a party and the Macau SAR and the Concessionaire shall not bear any responsibilities in this regard unless it is agreed expressly otherwise.

Article 78 Redemption

1.

From the 15th year of the Subconcession onwards, the government may redeem the subconcession by at least one year prior notice to the Subconcessionaire sent by registered post with return slip request unless the laws stipulate otherwise.

2.

By redeeming the Subconcession, the Macau SAR shall enjoy all rights and undertake all obligations incurred as a result of the redemption from the lawful behaviors under any contracts effectively entered into by the Subconcessionaire before the date of notice set forth in the preceding paragraph.

3.

As regards obligations created under any contracts entered into by the Subconcessionaire after the notice set forth in the first paragraph, the Macau SAR shall bear such obligations only if such contracts have obtained permission from the government before their conclusion.

4.

The Macau SAR shall be responsible for the obligations created by the Subconcessionaire, without prejudice to its right to recourse against the Subconcessionaire for obligations created by the Subconcessionaire that exceeds the normal management of the conceded business.

5.

Upon the redemption of the concession, the Subconcessionaire shall have the right to obtain reasonable and fair compensation/indemnity for losses due to the redemption of its Resort — Hotel — Casino facilities referred to in the Investment Plan attached to this Subconcession contract. Standards for the calculation of the amount of compensation/indemnity shall be determined according to the amount of the revenue of the said premises, generated during the tax year prior to the redemption, before deducting any amounts for interests, depreciation and redemption of equipment, multiplied by the number of years missing to the term referred to in this Subconcession contract.

Article 79 Temporary Administrative Participation

1.

In case of the occurrence or possible occurrence of the situation where the Subconcessionaire terminates or suspends the operation of all or a part of the conceded business without permission and which is not caused by force majeure or in case of the occurrence of serious chaos in the overall organization and operation of the Subconcessionaire or insufficiency of facilities and equipment which may affect the normal operation of the conceded business, the government may replace the Subconcessionaire directly or through a third party during the aforesaid termination or suspension or subsistence of the aforesaid chaos and insufficiency and shall ensure the operation of the conceded business and cause the adoption of necessary measures to protect the subject matter of this Subconcession Contract.

2.

During the period of temporary administrative participation, the expenses required for maintaining the normal operation of the conceded business shall be borne by the Subconcessionaire. Accordingly, the government may draw on the guarantee for the performance of the statutory obligations and contractual obligations of the Subconcessionaire and the guarantee provided by the controlling shareholder of the Subconcessionaire.

3.

If the reasons for the temporary administrative participation no longer exist and if the government deems appropriate, the government shall notify the Subconcessionaire to resume the normal operation of the conceded business within a prescribed period.

4.

If the Subconcessionaire does not want to or is not able to resume operation of the conceded business, or even though the operation of the conceded business is resumed, serious chaos or insufficiency continues to occur in its organization and operation, the government, may announce to discharge this Subconcession Contract unilaterally on the basis that this Subconcession Contract is not performed.

Article 80 Unilateral Discharge

1.

In case of the Subconcessionaire’s failure to perform its basic obligations in accordance with the laws or the provisions contained herein, the government, after consulting the Concessionaire, may terminate the concession by unilateral discharge of this Subconcession Contract due to failure to perform.

2.	Major reasons for unilateral discharge of this Subconcession Contract shall be, especially:

(1)	Deviation from the subject matter of the subconcession due to operation of gaming without permission or operation of business which do not fall within the business scope of the Subconcessionaire;

(2)

waiver of operation of the conceded business and. suspension of operation of the conceded business without reasonable grounds for more than seven consecutive days or more than fourteen non-consecutive days within one calendar year;

(3)	temporary or definite transfer of all or part of the operation in violation of provisions concerning the concession system specified in Article 6;

(4)	failure to pay the taxes, premiums, levies or other returns payable to the Macau SAR as stipulated in the concession system specified in Article 6 and not impugned within the statutory time limit;

(5)

refusal or failure of the Subconcessionaire to re-gain the subconcession in accordance with the provisions of paragraph (4) of the preceding Article or subsistence of conditions that may lead to temporary administrative participation notwithstanding that the subconcession has been re-gained;

(6)	repeated objections to the implementation of supervision and inspection power [by the government] or repeated failure to comply with government decisions, especially the instructions of the GICB;

(7)	systematic non-compliance with the basic obligations included in the concession system specified in Article 6;

(8)	failure to provide or supplement guarantee deposit or guarantees specified in this Subconcession Contract as required and within the prescribed period;

(9)	bankruptcy or insolvency of the Subconcessionaire;

(10)	carrying out any serious fraudulent activity whose purpose is to jeopardize the public interests;

(11)	serious and repeated violation of the implementation rules for carrying out casino games of chance or games of other forms or damage to the fairness of casino games of chance or games of other forms;

(12)

granting to any other legal person managing powers over the Subconcessionaire in order to operate casino games of chance or any other games in casino, or granting a subconcession, in whole or in part, of this Subconcession, or entering into any agreement to obtain the same effect.

(13)	The non compliance with the obligation referred to in Article 16(10) to transfer the shares, within ninety days, for which the controlling shareholder is liable for.

3.

Without prejudice to the provisions of Article 83, in the occurrence of any of the situations specified in the preceding paragraph or any other situations which may cause the unilateral discharge of this Subconcession Contract in accordance with the provisions of this Article due to failure to perform, the government shall notify the Subconcessionaire to fully perform its obligations and remedy or indemnify the results caused by its behaviors within a prescribed period, except for those situations which cannot be remedied.

4.

If the Subconcessionaire fails to perform its obligations or correct or indemnify the results caused by its behaviors in accordance with the provisions as stipulated by the government, the government may unilaterally discharge this Subconcession Contract upon notification to the Subconcessionaire and to the Concessionaire. The government may also notify, in writing, the entity which has undertaken to provide finance to the investment to be made and the obligations to be borne by the Subconcessionaire, in accordance with and for the purposes stated on the concessions legal framework referred to in Clause 6, related to the financial capacity.

5.

Notice to the Subconcessionaire in connection with the decision to discharge this Subconcession Contract as specified in the preceding paragraph shall be effective immediately without going through any other procedures.

6.

In case of emergency and where the delay in the process of remedying the non-performance as specified in paragraph 3 is unbearable, the government may immediately perform temporary administrative participation in accordance with the provisions of the preceding Article without affecting the implementation of such process and violation of the provisions of paragraph 4.

7.

The Subconcessionaire shall be liable for damages to the Macau SAR as a result of the unilateral discharge of this Subconcession Contract in accordance with the provisions of this Article due to failure to perform, the damages shall be calculated in accordance with the general provisions of the laws.

8.

The unilateral discharge of this Subconcession Contract due to failure to perform will result in the immediate attribution of the ownership of the casinos and the equipment and utensils used for gaming, even though they do not locate at the casinos, to the Macau SAR without compensation.

Article 81 Expiration/Forfeiture

1.

This Subconcession Contract shall become invalid at the expiration of the term as stipulated in Article 8 and the contractual relationship between the parties to this Subconcession Contract shall terminate, without prejudice to the survival of applicable provisions contained herein after the expiration of the subconcession term.

2.

In case of the occurrence of the invalidity as stipulated in the preceding paragraph, the Subconcessionaire shall be fully responsible for the effectiveness of the termination of the contracts to which it is a party and the Macau SAR shall not bear any responsibilities in this regard.

CHAPTER 20

AMENDMENT AND MODIFICATION OF CONTRACT

Article 82 Amendments To The Subconcession Contract

1.	Notwithstanding the authorization of the Government, this Contract may be amended after negotiations between the Concessionaire and the Subconcessionaire, in accordance with the law.

2.

The Concessionaire hereby agrees with any future amendments to this Subconcession Contract agreed between the government and the Subconcessionaire provided that they do not increase the obligations of the Concessionaire.

3.	Amendments to this Subconcession Contract and to any Amendment to this Subconcession Contract shall be made in compliance with the procedures set forth by the Government.

CHAPTER 21

PHASES PRIOR TO LEGAL PROCEEDINGS

Article 83 Consultation Prior to Legal Proceedings

1.

The government, the Concessionaire and the Subconcessionaire, or the government and the subconcessionaire or the government and the Concessionaire shall resolve through consultation issues or disputes arising between the parties on the validity, application, execution, interpretation of or additions to the rules governing this Subconcession Contract.

2.

The occurrence of issues shall not exempt the Subconcessionaire and/or the Concessionaire from timely and full performance of the provisions of this Subconcession Contract and the government decisions notified to the Subconcessionaire according to the provisions contained herein or permit the Subconcessionaire to suspend the development of any aspect of its business. The relevant development shall continue to be made according to the provisions in effect on the date the issue is brought up.

3.

The provisions of the preceding paragraph regarding the performance by the Subconcessionaire and/or the Concessionaire of the government decisions shall also apply to the succeeding decisions made on the same matter even if such decisions are made after the date the consultation starts, provided that the first decision of such succeeding decisions is notified to the Subconcessionaire and/or the Concessionaire, respectively, prior to the date the consultation starts.

CHAPTER 22

FINAL PROVISIONS

Article 84 Obtaining of Approvals, Licenses or Permits

1.

This Subconcession Contract shall not exempt the obligations of the Subconcessionaire to submit applications, pay fees and/or take measures for the purpose of obtaining the approvals, licenses or permits necessary for the operation of any aspect of its business or the performance of its obligations hereunder and shall not exempt the Subconcessionaire from abiding by or compliance with all requirements necessary for obtaining such approvals, licenses or permits and maintaining the effectiveness thereof.

2.

If any approval, license or permit set forth in the preceding paragraph is revoked, void, suspended or abolished or no longer be effective due to any reason, the Subconcessionaire shall notify the government immediately and state the measures taken or to be taken in order to re-gain such approval, license or permit or make such approval, license or permit effective again.

3.	None of the provisions contained herein shall be construed as replacing the statutory provisions or contracts on obtaining any approval, license or permit.

Article 85 Industrial Property Rights and Intellectual Property Rights

1.

In operating its business, the Subconcessionaire shall respect the industrial property rights and intellectual property rights according to the existing laws of the Macau SAR, and independently assume liabilities for infringement upon such property rights.

2.

As a condition precedent to the issuance of approvals, licenses and permits, especially those relating to the performance of the investment plans attached to this Subconcession Contract, the Subconcessionaire shall comply with all industrial property rights and intellectual property rights.

3.

The Subconcessionaire shall assign to the Macau SAR free of charge, research, drafts, plans, drawings, documents or other materials of any nature that are necessary or helpful for the Subconcessionaire to perform the duties hereunder or to exercise the rights granted hereunder.

4.	Upon the request of the Macau SAR, the Subconcessionaire must prepare any kind of document or declaration to confirm or register the rights set forth in the preceding paragraph.

5.

If the industrial property rights or intellectual property rights transferred or to be transferred to the Macau SAR according to this Article are infringed, and the Subconcessionaire has not solved any dispute with a third person over such infringement, the Macau SAR may interfere with such dispute to safeguard such property rights. The Subconcessionaire shall provide all assistance required for such purpose.

Article 86 Notices, Announcements, Permits and Approvals

1.	Unless otherwise provided, the notices, announcements, permits and approvals as referred to herein must be made in writing and delivered in the following method:

(1)	delivered in person, but the signature of the recipient is a must;

(2)	sent by fax, but the receipt of the fax is a must;

(3)	sent by registered mail with return receipt request.

2.	Permits granted by the, government shall be prior permits and may be conditional.

3.	No answers to the application for permits and approvals or other requests made by the Subconcessionaire and/or the Concessionaire shall be deemed to be disapproval;

4.

For the applicability of the provisions of this Subconcession Contract, the following address and place for receiving faxes shall be deemed as the domicile of the Government, the Concessionaire and Subconcessionaire hereto:

The Macau SAR:

Gambling Inspection and Coordination Bureau

21st Floor, China Plaza,

No. 762-804, Av. da Praia Grande, Macau

Fax: 370296

Concessionaire: Galaxy Casino Company Limited

Address: Avenida da Praia Grande, n.° 409, Edif. “China Law”, 25, Macau

Fax: 371199

Subconcessionaire: Venetian Macau, S.A.

Address: Av. Dr. Mario Soares, n.° 25, Edificio Montepio, Apartamento 25, 2° andar, Macau.

Fax: 712633

5.	Upon prior notice, the Government, the Concessionaire and the Subconcessionaire may amend the aforesaid address and place for receiving faxes.

Article 87 Prohibition of Act Limiting Competition

1.	The Subconcessionaire must conduct its business in positive and fair competition, subject to the inherent principles of market economy.

2.

The Subconcessionaire has the obligation not to execute agreements or conduct agreed acts with other concessionaires, or other Subconcessionaires or managing companies operating in Macao SAR, as to operating casino games of chance or games of other forms, or companies of the relevant group that may hinder, restrict or jeopardize competition in any manner.

3.	The Subconcessionaire has the obligation not to misuse the leading position it has in the market or the considerable market share it has in order to hinder, restrict or jeopardize competition.

Article 88 Gaming Intermediaries

The Subconcessionaire must assume liabilities to the government for the activities conducted in the casinos and other gaming areas by the gaming intermediaries registered in its company, its directors and cooperative parties. Accordingly, it shall supervise the activities of such intermediaries, directors and cooperative parties.

Article 89 Promotion of the Facilities of the Subconcessionaire

1.	The Subconcessionaire has the obligation to conduct publicity and marketing activities with respect to its facilities, especially the casinos, within and outside the Macau SAR.

2.

The government and the Subconcessionaire shall have the obligations to coordinate the work and activities in promoting Macau outside the territory of Macau when they conduct their publicity and marketing work and activities.

3.

Without permission of the government, the Subconcessionaire has the obligation not to allow the use of the image of its casinos or other places and adjacent areas, for operating the conceded business or a large amount of introductory explanations implying the same in the website or website address of the Internet or any other place used for promoting interactive gambling.

Article 90 Contents Incorporated in the Subconcession Contract

The content of the executive summary attached to the tender proposal presented by the Concessionaire to the First Public Tender for granting three concessions for the operation of casinos games of chance and other games shall be deemed as being incorporated in this Subconcession Contract, except as to those parts that are expressly or implicitly waived by this Subconcession Contract.

Article 91 Chips Used in the Operation of Conceded Business

1.	The Subconcessionaire must abide by the guidance of the government when it issues chips of any kind or nature and puts them into circulation.

2.	Without prejudice of the maximum amount being determined by the government, the amount of chips issued and put in circulation, does not depend upon permission of the government.

3.	The Subconcessionaire guarantees to pay by cash, check or equivalent credit proof for the chips put into circulation.

4.

With respect to all chips put into circulation, the Subconcessionaire must provide cash and proof of high solvency to maintain solvency ratio, establish reserve funds and abide by the prudent rules stipulated by the government at any time in order to ensure the prompt payment for the chips.

Article 92 Confidentiality

1.

Documents prepared by the Government, the Concessionaire and the Subconcessionaire for the implementation of the concessions legal framework referred to in Article 6 or performance of the provisions of this Subconcession Contract shall have the nature of confidentiality, which may be provided to a third party only upon the permission of the others.

2.	The government, the Concessionaire and the Subconcessionaire shall take necessary measures so that their staff are bound by the obligation of confidentiality.

3.

The government, the Concessionaire and the Subconcessionaire shall urge others who are able to get access to or may get access to the confidential documents to compile with the obligation of confidentiality, especially those being able to d9 so through consultant contracts, labor provision contracts or other contracts.

4.

The Concessionaire and the Subconcessionaire shall keep the confidentiality of this contract, and of any other documents that may reveal its content, and shall only reveal it to third parties upon permission of the government.

5.

It is not included within the confidentiality referred in number 1 and 4 above, any documents, information or materials that may be. reasonably requested by judicial order, by any gaming regulator agency of other jurisdiction or by a stock regulator agency; however, the Concessionaire or the Subconcessionaire, as the case may be, must inform the government.

6.

The Concessionaire and the Subconcessionaire are also exempted of this confidentiality obligation referred in number 1 and 4 above, for any documents, information or materials that they deem necessary to present to any financial institution, lawyer, accountant, or consulting entity, provided that this confidentiality is extended to those parties.

7.

After obtaining authorization referred in number 4 above, the Concessionaire or the Subconcessionaire, as the case may be, shall urge to take all necessary actions in order to guarantee that anyone that has or will become aware of the content of this Subconcession Contract, including any related documents that may reveal its content, are bind to this confidentiality.

Article 93 Complaint Book

1.

The Subconcessionaire shall set up a complaint book particularly for complaints in connection with the operation of casino games of chance or games of other forms, and ensure such complaint book for use by customers in the casinos and other gaming areas.

2.	The Subconcessionaire shall post notices in the casinos and other gaming areas in an outstanding manner, stating the existence of the complaint book.

3.	The Subconcessionaire shall submit a copy of the complaints written in the complaint book to the government in 48 hours, together with a report on such complaints prepared by the Subconcessionaire.

Article 94 Termination of the Concession

1.

The termination of the concession granted to the Concessionaire before the term referred to in Article 8 of this Subconcession Contract does not imply the termination of the Subconcession granted under this Subconcession Contract.

2.

In case of the preceding paragraph, the government will make efforts to the transference of the position of the Concessionaire in this Subconcession Contract to other of the Concessionaires granted with a license to operate casinos game of chance and games of other forms in casino.

CHAPTER 23

TRANSITIONAL PROVISIONS

Article 95 Occupational Training Plan

1.

The Subconcessionaire must prepare the occupational training plan for employees who hold posts in the operation of the business covered by the subconcession within the time limit prescribed by the government.

2.	The Subconcessionaire must deliver to the government any other additional documents or materials with respect to the plan referred to in the preceding paragraph within the stipulated time limit.

Article 96 Deposit of the Company’s Capital

The Subconcessionaire shall maintain its capital to be deposited with a local credit institution or a branch or subsidiary of a credit institution permitted to be operated in the Macau SAR and such capital shall not be transferred before the commencement of business of the Subconcessionaire. The date which is expressly acknowledged by the government through the order of the Secretary for Economy and Finance to be the date of the commencement of business of a Subconcessionaire shall be deemed to be the date of the commencement of business of such Subconcessionaire.

Article 97 Managing Director Designated

1.

The government shall, by no later than fifteen days after the conclusion of this Subconcession Contract, notify the Subconcessionaire whether to permit the candidate specified in Annex 1 of the Administrative Regulations No. 26/2001 submitted by the Subconcessionaire to act as the managing director of the Subconcessionaire.

2.

The provisions of paragraphs 1 and 2 of Article 21 are applicable to the act of granting the management power of the Subconcessionaire for the first time to the managing director after the conclusion of this Subconcession Contract.

Article 98 Bank Accounts

The Subconcessionaire shall, by no later than seven days after the conclusion of this Subconcession Contract, submit to the government the documents setting forth all bank accounts and the relevant balance in the name of the Subconcessionaire to the government.

Article 99 Declaration of the Obligations of Cooperation

The Subconcessionaire shall take measures to obtain a declaration executed by every shareholder holding 5% or more of the capital of the Subconcessionaire, every director and major employee holding key post in the casinos and every controlling shareholder, including the ultimate controlling shareholders of the Subconcessionaire, stating that such persons are willing to be bound by a special obligation to cooperate with the government. Accordingly, they shall provide any documents, information, materials or evidence and give any permission upon request. The Subconcessionaire shall submit to the government such declaration by no later than fifteen days after the conclusion of this Subconcession Contract.

Article 100 Fixed Portion and the Variable Portion of the Premium

1.

The due portion of the fixed part of the annual premium referred to in Article 47, will only be due from June 26’h of the year 2005, unless, until then, the Subconcessionaire begins to operate a casino or a gaming area within the Resort-Hotel-Casino referred to in the investment plans attached to this Subconcession contract. If so, the fixed part of the premium shall be due from that moment on.

2.

The payment of the variable part of the annual premium referred to in Clause 47 will only be due after the date the Subconcessionaire begins operating either in temporary facilities or in the facility referred to in the preceding paragraph; to allow the Government to calculate the variable part of the annual premium, the Subconcessionaire shall, within ten days before opening its first casino or first gaming area, submit to the government a list which will set forth the number of gaming tables and the number of electrical or mechanical gaming machines including “slot machines” and the locations proposed to be operated by the Subconcessionaire in that year.

3.

If the Subconcessionaire opens its first casino or gaming area in a temporary facility, the amount of the variable part of the annual premium cannot be less than the amount that the long-term operation of 20 gaming tables, namely of those located in special gaming halls or areas reserved exclusively to certain kinds of games or to certain players and the long-term operation of 20 gaming tables not reserved exclusively to certain kind of games or to certain players, until the opening of the casino or gaming area on the facility referred to in paragraph I above.

4.

The amounts of the variable part of the annual premium referred to in Article 47(5) will be subject to renegotiations between the government and the Subconcessionaire from the third year after the conclusion of this Subconcession contract on.

Article 101 of the Articles of Association and of the Shareholders Agreement

The government shall, by no later than sixty days after the conclusion of this Subconcession contract, notify the Subconcessionaire whether the Articles of Association of the Subconcessionaire and its shareholders agreement have been approved.

Article 102 Proxy and Powers of Attorney

The Subconcessionaire shall, by no later than fifteen days after the conclusion of this Subconcession contract notify the government of all and any existing power of attorney or appointment of representatives for granting, on the basis of a stable relationship, the right to establish the legal acts relating to the operation of the enterprise in the name of the Subconcessionaire, so that the government may grant its permission. Save that this paragraph shall not apply to the power to handle routine matters especially with public departments or authorities, or to provide, within the same time frame referred to above, a statement certifying its non existence.

Article 103 Existing Participation in the Operation of Casino Games of Chance

and Gaming of Other Forms in Other Jurisdiction

The Subconcessionaire shall, by no later than fifteen days after the conclusion of this Subconcession contract notify the government of the existing participation in the operation of casino games of chance or gaming of other forms in any other jurisdiction by any of its directors and controlling shareholders, including the ultimate controlling shareholders, or all shareholders directly or indirectly holding “the equivalent of 10% or more of the share capital of the Subconcessionaire, including the participation through a management contract.

Article 104 Composition of the Corporate Bodies of the Subconcessionaire

The Subconcessionaire shall, by no later than seven days after the conclusion of this Subconcession contract notify the government of the composition of its Board of Directors, shareholders’ meetings and Supervisory Board and other corporate bodies on the day of execution of this Subconcession Contract.

Article 105 Structure of Shareholders and Share Capital

1.

The Subconcessionaire shall, by no later than seven days after the conclusion of this Subconcession contract, submit to the government a document with the shareholders’ structure of the Subconcessionaire on the day of execution of this Subconcession Contract.

2.

The Subconcessionaire shall, by no later than seven days after the conclusion of this Subconcession contract, submit to the government the structure of share capital of a legal person, especially a company, owning 5% or more of the share capital of the Subconcessionaire, and the share capital of a legal person owning 5% or more of the share capital of such legal person, and so on up to the share capital of a natural person or legal person that is an ultimate shareholder on the day of execution of this Subconcession Contract.

3.

The Subconcessionaire shall, by no later than fifteen days after the conclusion of this Subconcession contract, submit to the government a declaration for the year 2002 as specified in paragraph 2 of Article 19.

Article 106 “Most favorable nation”

If the Macau SAR grants new concessions for operating casino games of chance or games of other forms under conditions that are, in global terms, more favorable than those specified in this Subconcession Contract, then the Macau SAR shall also extend them to the Subconcessionaire by amending this Subconcession Contract.

Article 107 Amendment to the Percentage of Allocation

The percentages specified in Articles 48 and 49 shall be amended by the government and the Subconcessionaire in 2010.

Article 108 Effectiveness

This Subconcession Contract shall be written in two official languages and become effective from the 26th December 2002 on.

This Contract has been read by the signatories present and the contents of this Contract have been explained and, as it corresponds to their will, it is going to be signed.

This Subconcession Contract is going to be executed in three counterparts, one of which will be to the Concessionaire, another to the Subconcessionaire and the other to the government of the Macau SAR.

Macau, December 19th 2002.

For and on behalf of the Concessionaire	For and on behalf of the Subconcessionaire

/s/ Lui Che Woo & Fan Siu Pang	/s/ David Friedman

ANNEX TO THE SUBCONCESSION CONTRACT

Investment Plans

Without prejudice of Clause 39 of this Subconcession Contract, the Subconcessionaire shall implement, namely:

1.	One Resort-Hotel-Casino complex, with a “Venetian” theme, to conclude and open to the public in June 2006;

2.	One Convention Centre, to be completed and open to the public in December 2006;

3.	One “City Club”, in Macau.

Total amount: 4.400.000.000,00 (Four Billion Four Hundred Million Patacas) to be invested within a maximum of 7 (seven) years counting from the signature of this Subconcession Contract.